UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2014

RETROPHIN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Third Avenue, 22nd Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 837-5863

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Credit Agreement

On June 30, 2014, Retrophin, Inc. (the “Company”) entered into a $45 million Credit Agreement (the “Credit Agreement”), by and among the Company as borrower, certain lenders party thereto and U.S. Bank National Association, as administrative agent and collateral agent.

The term loan made under the Credit Agreement shall mature on June 30, 2018 and bear interest at an annual rate of (i) the Adjusted LIBOR Rate (as such term is defined in the Credit Agreement) plus 10.00% or (ii) in certain circumstances, the Base Rate (as such term is defined in the Credit Agreement) plus 9.00%. The Credit Agreement contains customary mandatory prepayment provisions, and provides that voluntary repayment of outstanding amounts will be subject to a prepayment premium as described therein.

The Company’s obligations under the Credit Agreement, and the Guarantees (as defined below) are secured by substantially all of the assets of the Company and the Guarantors (as defined below), subject to limited exceptions (collectively, the “Collateral”), pursuant to the Guarantee and Collateral Agreement (described below).

The Credit Agreement contains certain covenants, including those limiting the Company’s and its subsidiaries’ abilities to incur indebtedness, incur liens, sell or acquire assets or businesses, change the nature of their businesses, engage in transactions with related parties, make certain investments or pay dividends. In addition, the Credit Agreement requires the Company and its subsidiaries to meet certain financial tests. Failure by the Company or its subsidiaries to comply with any of these covenants or financial tests could result in the acceleration of the loans under the Credit Agreement.

The description of the Credit Agreement contained herein is qualified in its entirety by reference to the form of Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Guarantee and Collateral Agreement

In connection with the Credit Agreement, the Company, its domestic subsidiaries identified therein and U.S. Bank National Association, in its capacity as collateral agent (the “Collateral Agent”), entered into a Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”), which provides for each of the Company’s domestic subsidiaries, subject to limited exceptions (collectively, the “Guarantors”) to guarantee the full and punctual payment of the Company’s obligations under the Credit Agreement (“the Guarantees”). Under the Guarantee and Collateral Agreement, the Company’s obligations and the Guarantees of each Guarantor are secured by the Collateral.

The Guarantee and Collateral Agreement contains certain covenants restricting the Company and the Guarantors from changing the nature of their businesses, becoming bound by a third-party security agreement without proper notice to the Collateral Agent, or disposing of the Collateral in contravention of the terms thereof or the Credit Agreement (in each case, subject to certain conditions).

The description of the Guarantee and Collateral Agreement contained herein is qualified in its entirety by reference to the form of Guarantee and Collateral Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Warrants

Also on the Closing Date, in connection with the execution of the Credit Agreement, the Company issued warrants (the “Warrants”) to the Lenders under the Credit Agreement, initially exercisable to purchase up to an aggregate of 337,500 shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company. The Warrants will be exercisable in whole or in part, at an initial exercise price per share of $12.7552, which is subject to customary weighted-average anti-dilution protections. The Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending on the fifth anniversary of the date of issuance. The issuance of the Warrants was not registered under the Securities Act of 1933, as amended (the “Securities Act”) as such issuance was exempt from registration under Section 4(2) of the Securities Act.

The description of the Warrants contained herein is qualified in its entirety by reference to the form of Warrant Certificate, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set under the headings “Credit Agreement” and “Guarantee and Collateral Agreement” in Item 1.01 is incorporated herein by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

The information under the heading “Warrants” in Item 1.01 is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

On June 30, 2014, the Company agreed to issue an aggregate of 401,046 shares (the “Shares”) of Common Stock, to holders of the Company’s 4.50% Senior Convertible Notes due 2019 (the “Notes”) in connection with their investment in the Notes. The issuance of the Shares was not registered under the Securities Act, as such issuance was exempt from registration under Section 4(a)(2) of the Securities Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits:

4.1	Form of Warrant Certificate, dated June 30, 2014, issued to the Lenders under the Credit Agreement.
10.1
Form of Credit Agreement, dated as of June 30, 2014, among Retrophin, Inc., the lenders from time to time party thereto and U.S. Bank National Association, as Administrative Agent and Collateral Agent. (Portions of Sections 1.01, 6.01, 6.02, 6.06, 6.07, 6.16, 6.17, 7.01 and Exhibit F of the Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Commission.)

10.2	Form of Guarantee and Collateral Agreement, dated as of June 30, 2014, among Retrophin, Inc., the Guarantors from time to time party thereto and U.S. Bank National Association, as Collateral Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.

Date: July 7, 2014	By:	/s/ Marc Panoff
Name: Marc Panoff
Title: Chief Financial Officer